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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Form S-1/A of our report dated August 9, 1999, except for note 13 which is as at January 28, 2000, relating to the balance sheets included herein as at June 30, 1999 and 1998 and the statements of loss and deficit and cash flows for the years in the three year period ended June 30, 1999 of Offsite Data Services Ltd., which appear in such form. We also consent to the reference to us under the heading "Experts" in this form.



/s/ PricewaterhouseCoopers LLP
"PricewaterhouseCoopers LLP"


Chartered Accountants
Calgary, Alberta, Canada
July 11, 2000